Filed Pursuant to Rule 424(b)(2)
Registration No. 333-234390

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED FEBRUARY 18, 2020

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

PROSPECTUS SUPPLEMENT (to Prospectus Dated October 31, 2019)

$

      % Notes due

We are offering $     aggregate principal amount of     % notes due 20 (the “Notes”). Interest on the Notes is payable semi-annually in arrears on             and             of each year, beginning on             , 20    . The Notes will mature on 20    . We may redeem some or all of the Notes, at any time and from time to time, at our option at a redemption price calculated as described in this prospectus supplement. See “Description of Notes — Optional Redemption” in this prospectus supplement. If a change of control triggering event occurs, we will be required to offer to purchase the Notes from the holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date. See “Description of Notes — Change of Control Triggering Event” in this prospectus supplement.

The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange.

Investing in the Notes involves risks. You should read carefully the entire accompanying prospectus and this prospectus supplement and the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Price to public (1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us		%	$

(1)	Plus accrued interest from , 2020, if settlement occurs after that date.

We expect the Notes to be delivered in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about         , 2020.

Joint Book-Running Managers

BofA Securities	J.P. Morgan

BNP PARIBAS	Mizuho Securities	SMBC Nikko	Wells Fargo Securities

The date of this prospectus supplement is                 , 2020

We have not, and the underwriters have not, authorized anyone to provide you with different or additional information from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy those securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Unless the context indicates otherwise, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our” and “Republic” refer to Republic Services, Inc., our consolidated subsidiaries, or to all of them taken as a whole.

Prospectus Supplement

Prospectus

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein contain certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include statements about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:

•

general economic and market conditions, including inflation and changes in fuel, interest rates, labor, risk, health insurance and other variable costs that generally are not within our control, and our exposure to credit and counterparty risk;

•	fluctuations in prices for recycled commodities that we sell to customers;

•

whether our estimates and assumptions concerning our selected balance sheet accounts, income tax accounts, final capping, closure, post-closure and remediation costs, available airspace, projected costs and expenses related to our landfills and property and equipment, fair values of acquired assets and liabilities assumed in our acquisitions, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	competition and demand for services in the solid waste and recycling industry;

•	price increases to our customers, which may not be adequate to offset the impact of increased costs, including labor, third-party disposal and fuel, and may cause us to lose volume;

•	our ability to manage growth and execute our growth strategy;

•

our compliance with, and future changes in, environmental and flow control regulations and our ability to obtain approvals from regulatory agencies in connection with operating and expanding our landfills;

•

the impact on us of our substantial indebtedness, including on our ability to obtain financing on acceptable terms to finance our operations and growth strategy and to operate within the limitations imposed by financing arrangements;

•	our ability to retain our investment grade ratings for our debt;

•	our dependence on key personnel;

•	our dependence on large, long-term collection, transfer and disposal contracts;

•	the capital intensive nature of our business, which may consume cash in excess of cash flow from operations;

•	exposure to environmental liabilities or remediation requirements, to the extent not adequately covered by insurance, which could result in substantial expenses;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending and future legal proceedings, including litigation, audits or investigations brought by or before any governmental body;

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•

severe weather conditions, including those brought about by climate change, which could impair our financial results by causing increased costs, loss of revenue, reduced operational efficiency or disruptions to our operations;

•

compliance with existing and future legal and regulatory requirements, including changes relating to per- and polyfluoroalkyl substances (commonly referred to as PFAS) and other chemicals of emerging concern, and limitations or bans on disposal of certain types of wastes or on the transportation of waste, which could limit our ability to conduct or grow our business, increase our costs to operate or require additional capital expenditures;

•	safety and operational risks, including the risk of personal injury to our employees or third parties;

•

potential increases in our costs if we are required to provide additional funding to any multiemployer pension plan to which we contribute or if a withdrawal event (including our voluntary withdrawal, which we consider from time to time, or the mass withdrawal of all contributing employers from any underfunded multiemployer pension plan) occurs with respect to any such plan;

•	the negative impact on our operations of union organizing campaigns, work stoppages or labor shortages;

•	the negative effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes, could have on volumes of waste going to landfills;

•	changes by the Financial Accounting Standards Board or other accounting regulatory bodies to generally accepted accounting principles or policies;

•	the impact of U.S. and international tax laws and regulations on our business;

•

risks related to interruptions and breaches of our information technology systems that could adversely affect, or temporarily disable, all or a portion of our operations or have a negative effect on our infrastructure;

•	the negative impact that a cyber-security incident could have on our business and our relationships with customers and employees; and

•

acts of war, riots or terrorism, including the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the United States.

The risks included here are not exhaustive. Refer to “Risk Factors” beginning on page S-4 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our other filings with the Securities and Exchange Commission (the “SEC”), for further discussion regarding our exposure to risks. You should be aware that any forward-looking statement we make in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference herein or therein or elsewhere speaks only as of the date on which we make it. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors or to assess the impact such risk factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements made in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein or therein or elsewhere. You should not place undue reliance on these forward-looking statements. All forward-looking statements speak only as of the date of this prospectus supplement and are expressly qualified in their entirety by the risk factors and other cautionary statements in this prospectus supplement and incorporated by reference herein. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this prospectus supplement.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement and the accompanying prospectus and in our other filings with the SEC.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020; and

•

all documents we filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement until the offering is terminated.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it may not contain all of the information you should consider in making your investment decision. To understand all of the terms of this offering and for a more complete understanding of our business, you should carefully read this entire prospectus supplement and the accompanying prospectus, particularly the sections entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our other filings with the SEC, and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

We are the second largest provider of non-hazardous solid waste collection, transfer, disposal, recycling, and environmental services in the United States, as measured by revenue. As of December 31, 2019, we operated facilities in 41 states and Puerto Rico through 340 collection operations, 212 transfer stations, 189 active landfills, 79 recycling processing centers, 7 treatment, recovery and disposal facilities, 15 salt water disposal wells and 4 deep injection wells. We are engaged in 75 landfill gas-to-energy and renewable energy projects and had post-closure responsibility for 130 closed landfills.

We were incorporated as a Delaware corporation in 1996. Our principal offices are located at 18500 North Allied Way, Phoenix, Arizona 85054. Our telephone number at that location is (480) 627-2700. Our website is republicservices.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about the Notes and is not intended to be complete. It may not contain all of the information that is important to you. Certain terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Notes, see “Description of Notes” in this prospectus supplement.

Issuer	Republic Services, Inc.

Securities Offered	$ aggregate principal amount of % notes due 20 .

Maturity Date	, 20 .

Interest Rate	%, accruing from the issue date of the Notes.

Interest Payment Dates	and , beginning on , 20 .

Ranking	The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be senior to any of our subordinated indebtedness from time to time outstanding and will rank junior to our secured indebtedness from time to time outstanding to the extent of the value of the assets securing such indebtedness. The Notes also will be effectively junior in right of payment to all existing and future liabilities, including trade payables, of our subsidiaries.

Optional Redemption	At our option, prior to , 20 , we may redeem some or all of the Notes, at any time and from time to time, at a redemption price equal to their principal amount plus a “make-whole premium,” as described in this prospectus supplement, plus accrued and unpaid interest to, but excluding, the redemption date. Commencing , 20 ( months before their maturity date), we may redeem some or all of the Notes, at any time and from time to time, at a redemption price equal to the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date. The redemption prices are described under “Description of Notes — Optional Redemption” in this prospectus supplement.

Change of Control	If a change of control triggering event occurs, we will be required to offer to purchase the Notes from the holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date. See “Description of Notes — Change of Control Triggering Event” in this prospectus supplement.

Covenants	The indenture governing the Notes provides for certain limitations on our ability and the ability of certain of our subsidiaries to (1) create liens on the capital stock or indebtedness of any subsidiary or certain property and (2) enter into sale and leaseback transactions.

Consolidation, Mergers and Sales of Assets	We may not consolidate, merge or sell substantially all of our assets as an entirety, unless, among other requirements: (1) the successor corporation assumes our obligations on the Notes and (2) no Event of Default (as defined in the indenture governing the Notes) has occurred and is continuing.

Events of Default — Cross Default	Failure to pay when due any of our obligations or the obligations of certain of our subsidiaries in the aggregate principal amount of at least $25 million that continues for 25 days after notice to us by the trustee or holders of at least 25% in principal amount of the Notes then outstanding constitutes a default under the indenture governing the Notes.

Use of Proceeds	We estimate that the net proceeds of this offering will be $ million, after deducting the underwriting discount and estimated offering expenses payable by us. We expect to use the net proceeds of this offering to (i) repay at maturity our 5.000% notes due March 1, 2020 (the “2020 Notes”), of which $850 million aggregate principal amount is currently outstanding and (ii) for general corporate purposes, including repayment of amounts outstanding under our unsecured credit facilities.

See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	Because a portion of this offering may be used to repay borrowings under our unsecured credit facilities, affiliates of certain of the underwriters, including BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC may receive more than 5% of the net proceeds of the offering, and therefore the offering will be conducted in accordance with Financial Industry Regulatory Authority, Inc., or FINRA, Rule 5121.

Trustee	U.S. Bank National Association

Risk Factors	You should carefully consider the information under “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our other filings with the SEC, before deciding to invest in the Notes.

RISK FACTORS

An investment in the Notes is subject to risk. Before you decide to invest in the Notes, you should consider the risk factors below. You also should consider the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our other filings with the SEC incorporated by reference in this prospectus supplement.

We have substantial indebtedness, which may limit our financial flexibility.

As of December 31, 2019, we had approximately $8.8 billion in principal value of debt and finance leases outstanding. This amount of indebtedness and our debt service requirements may limit our financial flexibility to access additional capital and make capital expenditures and other investments in our business, to withstand economic downturns and interest rate increases, to plan for or react to changes in our business and our industry, and to comply with the financial and other covenants of our debt instruments. Further, our ability to comply with these financial and other covenants may be affected by changes in economic or business conditions or other events that are beyond our control. If we do not comply with these covenants, we may be required to take actions such as reducing or delaying capital expenditures, reducing or eliminating dividends or stock repurchases, selling assets, restructuring or refinancing all or part of our existing debt, or seeking additional equity capital.

We may be able to incur substantially more debt, which could exacerbate the risks associated with our indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The Notes and the existing terms of our other debt do not prohibit us from incurring significant additional indebtedness in the future, subject to maintenance of certain financial covenants in our credit facilities. The incurrence of additional debt by us may have important consequences for noteholders, including by making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in market value of the Notes and a risk that the credit rating of the Notes is lowered or withdrawn.

We may not be able to purchase the Notes if we experience a change of control triggering event.

If we experience a change of control triggering event, we will be required to offer to purchase each holder’s Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but excluding, the purchase date. If such a change of control triggering event occurs, we may not have sufficient financial resources to purchase all of the Notes that holders tender to us in connection with a change of control offer. The instruments governing our credit facilities also provide that a change of control will be a default that allows the lenders to accelerate the maturity of borrowings thereunder, and we also have other debt that must be repurchased upon a change of control. Any future debt agreements may contain similar provisions. Our failure to purchase the Notes as required under the indenture governing the Notes would be a default, which could have material adverse consequences for us. See “Description of Notes — Change of Control Triggering Event” in this prospectus supplement.

We conduct a substantial portion of our operations through our subsidiaries.

Our cash flow and our ability to service debt, including the Notes, depends substantially on the distribution of earnings, loans or other payments made by our subsidiaries to us. If distributions from our subsidiaries to us were eliminated, delayed, reduced or otherwise impaired, our ability to make payments on the Notes would be substantially impaired.

Our subsidiaries will not guarantee the Notes and assets of our subsidiaries may not be available to make payments on the Notes. Your right to receive payment on the Notes will be structurally subordinated to the liabilities of our subsidiaries.

None of our subsidiaries will guarantee, or be required to guarantee, the Notes. Payments on the Notes will only be required to be made by us and not our subsidiaries. Further, many of our subsidiaries have other creditors. Accordingly, you cannot rely on our subsidiaries to make any payments on the Notes directly to you or to make sufficient distributions to us to enable us to satisfy our obligations to you under the Notes. Creditors of our subsidiaries (including trade creditors) generally will be entitled to payment from the assets of those subsidiaries before those assets can be distributed to us. As a result, the Notes will be structurally subordinated to the prior payment of all of the debts (including trade payables) of our subsidiaries. If any or all of our subsidiaries become the subject of a bankruptcy, liquidation or reorganization, the creditors of the subsidiary or subsidiaries, including debt holders, must be paid in full out of the subsidiary’s or subsidiaries’ assets before any monies may be distributed to us as the holder of the equity in the subsidiary or subsidiaries. The indenture governing the Notes does not limit our subsidiaries’ ability to incur or guarantee additional indebtedness.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. The underwriters, however, are not obligated to make a market in the Notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the Notes will develop or, if developed, that such a market will continue. In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $         million, after deducting the underwriting discount and estimated offering expenses payable by us. We expect to use the net proceeds of this offering to (i) repay at maturity the 2020 Notes, of which $850 million aggregate principal amount is currently outstanding and (ii) for general corporate purposes, including repayment of amounts outstanding under our unsecured credit facilities. Prior to such uses, we may temporarily invest the net proceeds in marketable securities and short-term investments.

At February 7, 2020, there were $194.4 million in principal amount of borrowings outstanding under our unsecured revolving credit facility, dated as of June 8, 2018, as amended, with a weighted average interest rate of 2.599% and $64.1 million in principal amount of borrowings outstanding under our uncommitted credit agreement dated March 5, 2012, as amended, with a weighted average interest rate of 2.450%. The unsecured revolving credit facility matures on June 8, 2023 and the uncommitted credit agreement may be terminated by either party upon three business days’ prior written notice.

DESCRIPTION OF NOTES

The following description of the terms of the     % Notes due         , 20     (which represent a new series of, and are referred to in the accompanying prospectus as, the “debt securities”) supplements, and to the extent inconsistent with, replaces the description of the general terms of the debt securities set forth in the accompanying prospectus.

We will issue the Notes under an indenture, dated as of November 25, 2009, between us and U.S. Bank National Association, as trustee, as supplemented by the ninth supplemental indenture, to be dated as of         , 2020. In this prospectus supplement we refer to that indenture as so supplemented as the “indenture.” The terms of the Notes include those set forth in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description of certain provisions of the Notes and of the indenture is a summary and is subject to, and qualified in its entirety by reference to, the accompanying prospectus and the indenture. Not all the defined terms used in this prospectus supplement are defined here, and you should refer to the accompanying prospectus or indenture for the definitions of such terms. References, in this “Description of Notes” section only, to the “Company,” “Republic,” “we,” “us” and “our” refer to Republic Services, Inc., exclusive of our subsidiaries.

General

The Notes will:

•	accrue interest at the rate of % per year;

•	be initially limited to $ aggregate principal amount;

•	be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	mature on , 20 .

Interest on the Notes will:

•	accrue from and including the date of issuance or the most recent interest payment date;

•	be payable in cash semi-annually in arrears on each and beginning on , 20 ;

•	be payable to the holders of record as of the close of business on the and immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year consisting of twelve 30-day months.

Additional Notes of the same class and series may be issued in one or more tranches from time to time, without notice to or the consent of the existing holders of the Notes. Additional Notes of the same class and series may not be fungible with the Notes for U.S. federal income tax purposes.

The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be senior to any of our subordinated indebtedness from time to time outstanding and will rank junior to our secured indebtedness from time to time outstanding to the extent of the value of the assets securing such indebtedness. The Notes also will be effectively junior in right of payment to all existing and future liabilities, including trade payables, of our subsidiaries.

Optional Redemption

The Notes, at any time prior to         , 20     (                months before their maturity date) (the “Par Call Date”), will be redeemable, in whole or in part, at our option, at any time or from time to time, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (assuming that such Notes matured on the Par Call Date), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus          basis points.

In the case of each of clauses (1) and (2), accrued and unpaid interest will be payable to, but excluding, the redemption date.

At any time on or after the Par Call Date, the Notes will be redeemable, in whole or in part, at our option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Holders of Notes to be redeemed will receive notice by first-class mail at least 15 and not more than 60 days before the date fixed for redemption. If fewer than all of the Notes are to be redeemed, the trustee will select, at least 15 and not more than 60 days before the redemption date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called by such method in accordance with the depositary’s procedures.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of, and accrued and unpaid interest on, the Notes to be redeemed.

For purposes of the foregoing discussion of an optional redemption, the following definitions apply:

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming that the Notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date: (1) the average of six Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations; or (2) if the Independent Investment Banker obtains fewer than six such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of BofA Securities, Inc. or J.P. Morgan Securities LLC, as selected by us, and their respective successors, or if each of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealer” means (1) each of BofA Securities, Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute for such firm another Primary Treasury Dealer and (2) up to four additional Primary Treasury Dealers selected by the Independent Investment Banker after consultation with us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date: (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless we have exercised our right to redeem the Notes as described under “— Optional Redemption,” each holder of the Notes will have the right to require us to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the Notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of the Notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful: (1) accept or cause a third party to accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Change of Control Offer; (2) deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all the Notes or portions of the Notes properly tendered; and (3) deliver or cause to be delivered to the trustee the Notes accepted together with an officers’ certificate stating the aggregate principal amount of the Notes or portions of the Notes being repurchased.

We will not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions apply:

“Change of Control” means the occurrence of any of the following after the date of issuance of the Notes:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Republic Services, Inc. and its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Republic Services, Inc. or one of its Subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of Republic Services, Inc. or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

(3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4) during any period of 24 consecutive calendar months, the majority of the members of our board of directors shall no longer be composed of individuals (a) who were members of our board of directors on the first day of such period or (b) whose election or nomination to our board of directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of our board of directors or, if directors are nominated by a committee of our board of directors, constituting at the time of such nomination, at least a majority of such committee; or

(5) the adoption of a plan relating to our liquidation or dissolution.

“Change of Control Triggering Event” means, with respect to the Notes, the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside our control, we may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act as a replacement for such Rating Agency, provided, that we shall give notice of such appointment to the trustee.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Subsidiary” of a Person means, with respect to any Person, any corporation, association, partnership or other business entity of which at least a majority of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Republic Services, Inc. and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Republic Services, Inc. and its Subsidiaries taken as a whole to another Person or group may be uncertain.

In addition, under a Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder-nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control Triggering Event” that would trigger your right to require us to repurchase the Notes as described above.

Defeasance and Covenant Defeasance

The provisions regarding defeasance and covenant defeasance in the accompanying prospectus will apply to the Notes.

At our option, we: (1) will be discharged from all obligations under the indenture in respect of the Notes (except for certain obligations to exchange or register the transfer of the Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust); or (2) need not comply with certain restrictive covenants of the indenture (including the restrictions on liens, the limitations on sale and lease back transactions, the requirement to provide periodic financial reporting and the requirement to make a Change of Control Offer)

with respect to the Notes, in each case if we deposit with the trustee, in trust, money or U.S. government obligations (or a combination thereof) sufficient, in the opinion of a certified public accountant, to pay the principal of and any premium or interest on the Notes when due. To select option (1) above, we must provide the trustee with an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel shall confirm that, holders and beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. To select option (2) above, we must provide the trustee with an opinion of counsel to the effect that the holders and beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option under (2) above with respect to the Notes and the Notes are declared due and payable because of the occurrence of any event of default other than default with respect to our obligations pursuant to such option, the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the Notes at the time of their stated maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such event of default. We would remain liable, however, for such amounts.

Modification and Amendment of the Indenture

The provisions regarding modification and amendment of the indenture in the accompanying prospectus will apply to the Notes.

In addition, without the consent of the holders of the Notes, no supplemental indenture will amend, change or modify our obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with “— Change of Control Triggering Event” above after such Change of Control Triggering Event has occurred, including amending, changing or modifying any definition related thereto.

Global Securities

The Notes will be represented by one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), the depositary for the Notes, and registered in the name of Cede & Co., the nominee of DTC. So long as the Notes are represented by a global security or securities, the interest payable on the Notes will be paid to Cede & Co., the nominee of DTC, or its registered assigns, as the registered owner of the Notes, by wire transfer in immediately available funds on each interest payment date. If the Notes are no longer represented by a global security or securities, payment of interest on the Notes may, at our option, be made by check mailed to the address of the person entitled to payment. A description of DTC’s procedures is set forth in the accompanying prospectus under the heading “Description of Debt Securities — Book-Entry System” in the accompanying prospectus.

Indirect access to DTC’s system is also available to other entities such as Clearstream Banking S.A. (“Clearstream”), and Euroclear Bank SA/NV (the “Euroclear Operator”), as operator of the Euroclear System (“Euroclear”), banks, brokers, dealers and trust companies (collectively, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Distributions of principal and interest with respect to Notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by such system’s depositary.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the Notes and cross-market transfers of the Notes associated with secondary market trading. DTC will be linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. depositaries.

The information in this section concerning the operations and procedures of DTC, Clearstream and Euroclear has been obtained from sources we believe to be reliable, but neither we nor the underwriters take responsibility for their accuracy. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream, as applicable, and are subject to change by them from time to time. None of Republic, the underwriters or the trustee takes any responsibility for these operations and procedures, and you should contact DTC, Euroclear, Clearstream or their respective participants to discuss these matters.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

General

The following describes the material U.S. federal income tax consequences and, in the case of a non-U.S. Holder (as defined below), certain material U.S. federal estate tax consequences, of the purchase, ownership and disposition of a Note. This description is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all as in effect on the date of this prospectus supplement. These authorities are subject to change or differing interpretation, possibly on a retroactive basis. We cannot assure you that a change in law will not alter significantly the tax considerations in this summary.

This description applies to you only if you are a beneficial owner of a Note who holds the Note as a capital asset and you acquire your Note in this offering for a price equal to its issue price. The issue price of the Notes is the first price at which a substantial amount of the Notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This section does not describe the U.S. federal income and estate tax consequences applicable to prospective purchasers of the Notes that are subject to special treatment, including, but not limited to, taxpayers subject to the alternative minimum tax, U.S. expatriates or former long-term U.S. residents, banks or other financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, individual retirement and other tax deferred accounts, brokers, dealers and traders in securities or currencies, insurance companies, tax-exempt organizations, persons holding Notes as part of a conversion, constructive sale, or other integrated transaction or a hedge, straddle or synthetic security, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or persons required to accelerate the recognition of any item of gross income for United States federal income tax purposes with respect to the Notes as a result of such item being taken into account in an applicable financial statement.

If a partnership (including for this purpose an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a Note, the tax treatment of a partner generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Non-U.S. partnerships also generally are subject to special tax documentation requirements.

You should consult your own tax advisor concerning the particular U.S. federal income tax and other U.S. federal tax (such as estate and gift tax) consequences to you resulting from your acquisition, ownership and disposition of a Note, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Contingent Payments

In certain circumstances (see “Description of Notes — Change of Control Triggering Event”), we may be obligated to pay you amounts in excess of the principal and stated interest payable on the Notes. The obligation to pay such redemption premiums may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” If the Notes were deemed to be contingent payment debt instruments, you might, among other things, be required to treat any gain recognized on the sale or other disposition of a Note as ordinary income rather than as capital gain, and the timing and amount of income inclusion may be different from the consequences discussed in this prospectus supplement. We intend to take the position that the likelihood that such payments will be made is remote or incidental and that the Notes, therefore, are not subject to the rules governing contingent payment debt instruments. This determination will be binding on you unless you explicitly disclose on a statement attached to your timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the Note that your determination is different. The Internal Revenue Service (the “IRS”), however, may take a contrary position from that described above, in which case the U.S. federal income tax consequences to you could differ materially and adversely from those described below. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

U.S. Holders

You are a “U.S. Holder” if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes:

•	a citizen or resident alien individual of the United States;

•	a domestic corporation;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and under the control of one or more “United States persons” (as defined for U.S. federal income tax purposes) or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person.”

Interest. The following discussion assumes that the Notes will be issued without original issue discount for U.S. federal income tax purposes. A U.S. Holder will have ordinary interest income equal to the amount of interest paid or accrued on a Note, includable in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Dispositions. A sale, exchange, redemption or other taxable disposition of a Note will result in capital gain or loss equal to the difference between the amount realized on the disposition (excluding amounts attributable to accrued and unpaid interest, which will be taxed as ordinary income to the extent not previously included in gross income by the U.S. Holder) and the U.S. Holder’s tax basis in the Note. A U.S. Holder’s tax basis for determining gain or loss generally will equal the purchase price of the Note to such U.S. Holder. The gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Note exceeds one year as of the time of the disposition. Non-corporate taxpayers may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Non-corporate U.S. Holders generally will be required to supply a social security number or other taxpayer identification number along with certain certifications under penalties of perjury in order to avoid backup withholding with respect to interest paid on a Note and the proceeds of a sale or other disposition of a Note. In addition, such payments generally will be subject to information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability provided the required information is furnished by such holder to the IRS on a timely filed U.S. federal income tax return.

Net Investment Income. A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Net investment income generally includes interest on, and any gain from disposition of certain property, like the Notes, less certain deductions. U.S. Holders should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.

Non-U.S. Holders

You are a “non-U.S. Holder” if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes, an individual, corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes), trust or estate that is not a U.S. Holder.

Interest. The United States generally imposes a 30% withholding tax on payments of interest to non-U.S. Holders. Except in the circumstances described below under “Information Reporting and Backup Withholding” and “FATCA,” such 30% (or lower applicable treaty rate) U.S. federal withholding tax will not apply to a

non-U.S. Holder in respect of any payment of interest on the Notes that is not effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. Holder provided that such holder:

•	does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	is not a controlled foreign corporation that is related to us, actually or constructively, through sufficient stock ownership; and

•

(a) provides identifying information (e.g., name and address) to us or our paying agent on IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, under penalty of perjury, that certifies that such holder is not a United States person or (b) for a financial institution holding the Notes on behalf of such holder, certifies, under penalty of perjury, that it has received the IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, from the beneficial owner and provides us with a copy.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. Holder will be subject to the U.S. withholding tax at a 30% rate, unless the non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, claiming an exemption from or reduction in withholding under an applicable income tax treaty with the United States or (2) IRS Form W-8ECI (or appropriate successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States.

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of that trade or business (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by such non-U.S. Holder), such non-U.S. Holder, although exempt from the 30% withholding tax, generally will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if such holder were a “United States person” as defined under the Code. In addition, a corporate non-U.S. Holder may be subject to branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, effectively connected interest on our Notes will be included in effectively connected earnings and profits.

Dispositions. Except in the circumstances described below under “Information Reporting and Backup Withholding” and “FATCA,” any gain realized on the disposition of a Note by a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax unless: (1) such gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by such non-U.S. Holder); (2) such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or (3) in the case of disposition proceeds representing accrued interest, the non-U.S. Holder cannot satisfy the requirements of the complete exemption from withholding tax described above under “Interest” (and the non-U.S. Holder’s U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above).

If a non-U.S. Holder’s gain is effectively connected with such non-U.S. Holder’s U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by such non-U.S. Holder), such non-U.S. Holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a “United States person” as defined under the Code. If such non-U.S. Holder is a corporation, such non-U.S. Holder may also, under certain circumstances, be subject to a branch profits tax at a 30% rate (or a lower applicable treaty rate). If a non-U.S. Holder is subject to the 183-day rule described above, such non-U.S. Holder generally will be subject to U.S. federal income tax at a flat rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources

(including gains from the sale, exchange, retirement or other disposition of the Note) exceed capital losses allocable to U.S. sources, even though the non-U.S. Holder is not considered a resident alien under the Code.

United States Federal Estate Tax. If a holder of Notes is an individual and is not a U.S. citizen or a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of such holder’s death, the Notes of such holder generally will not be subject to the U.S. federal estate tax, unless, at the time of such holder’s death:

•

the holder directly or indirectly, actually or constructively, owns 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury regulations thereunder; or

•	the holder’s interest on the Notes is effectively connected with such holder’s conduct of a U.S. trade or business.

If a non-U.S. Holder is subject to the U.S. federal estate tax, the Notes will be included in the taxable estate of a nonresident alien decedent at the time of the decedent’s death, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. An estate tax credit is available to reduce the net tax liability of a nonresident alien’s estate, but the estate tax credit for a nonresident alien is generally much smaller than the applicable credit for computing the estate tax of a United States resident. Nonresident aliens should consult their own tax advisors regarding the U.S. federal estate tax consequences of owning our common stock.

Information Reporting and Backup Withholding. Except as described below, a non-U.S. Holder generally will not be subject to backup withholding and information reporting with respect to interest payments on a Note and payments of the proceeds from a sale or other disposition (including a redemption) of a Note made to or through a non-U.S. office of non-U.S. financial intermediaries that do not have certain enumerated connections with the United States, provided that the applicable withholding agent has received from such non-U.S. Holder a certification under penalty of perjury that it is a Non-U.S. Holder (usually by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption, and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a “United States person” or that the conditions of any other exemption are not, in fact, satisfied. However, payments of interest on a Note to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the IRS and to such Non-U.S. Holder, regardless of whether withholding is required. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under provisions of an applicable income tax treaty or other intergovernmental agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability provided the required information is furnished by such holder to the IRS on a timely filed U.S. federal income tax return.

FATCA

Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) impose a 30% withholding tax on interest paid on our Notes to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our Notes by, a foreign entity unless the foreign entity:

•

is a “foreign financial institution” that (i) undertakes specified due diligence, reporting, withholding and certification obligations or (ii) is a resident in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and complies with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules;

•

is not a “foreign financial institution” and either certifies that it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner; or

•	otherwise qualifies for an exemption from withholding under FATCA.

Withholding under FATCA generally applies to payments of interest on the Notes and, after December 31, 2018, to payments of gross proceeds from a sale or other disposition of the Notes. Withholding agents may, however, rely on recently proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not Republic Services, Inc., will determine whether or not to implement gross proceeds FATCA withholding after December 31, 2018.

Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a U.S. federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our Notes.

UNDERWRITING

BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions of a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase the principal amount of Notes indicated in the following table.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
Mizuho Securities USA LLC
SMBC Nikko Securities America, Inc.
Wells Fargo Securities, LLC

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes being offered, if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased, or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public initially will be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to         % of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to         % of the principal amount of the Notes.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Notes:

Per Note	Paid by Us
%

Total	$

The underwriters are offering the Notes, subject to prior sale, if, as and when issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market, if any, for the Notes.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases made by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We expect to deliver the Notes against payment for them on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the      business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to two business days before delivery will be required, by virtue of the fact that the Notes initially will settle in T+          business days, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $                .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have engaged in, and may in the future engage in, commercial banking, derivatives and/or financial advising, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, affiliates of certain of the underwriters are lenders under our credit facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Republic. If any of the underwriters and their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Because a portion of the net proceeds of this offering may be used to repay borrowings under our unsecured credit facilities, affiliates of certain of the underwriters, including BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC may receive more than 5% of the net proceeds of the offering, and therefore the offering will be conducted in accordance with FINRA Rule 5121.

Certain of the underwriters and their affiliates may hold 2020 Notes and, to the extent we use the net proceeds of this offering to repay at maturity the 2020 Notes, would receive a portion of the net proceeds of this offering.

Certain of the underwriters and their affiliates are lenders under our unsecured credit facilities and may receive a portion of the net proceeds of this offering.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (iii) high net worth companies, and such other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, and (iv) persons who are “qualified investors” within the meaning of the Prospectus Regulation (each such person being referred to as a “relevant person”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment to it) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

This prospectus supplement:

(a)	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

(b)

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

(c)

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

(d)

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The Notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore (“MAS”). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275, except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in South Korea

The Notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the Notes, any acquirer of the Notes who was solicited to buy the Notes in Korea is prohibited from transferring any of the Notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Notes.

Each underwriter has represented and agreed that it has not offered, sold or delivered the Notes directly or indirectly, or offered or sold the Notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea and will not offer, sell or deliver the Notes directly or indirectly, or offer or sell the Notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.

Notice to Prospective Investors in Switzerland

The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Notes.

Notice to Prospective Investors in Taiwan

The Notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, the prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the Notes will be passed upon for Republic by Covington & Burling LLP, Washington, D.C. Certain legal matters will be passed upon for the underwriters by Freshfields Bruckhaus Deringer US LLP.

EXPERTS

The consolidated financial statements of Republic Services, Inc. appearing in Republic Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Republic Services, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Republic Services, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Subscription Rights

We may use this prospectus from time to time to offer debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase our debt securities, common stock or preferred stock, stock purchase contracts, stock purchase units and subscription rights. We refer to our debt securities, common stock, preferred stock, warrants, stock purchase contracts, stock purchase units and subscription rights collectively as the “securities.” Any or all of the securities may be offered and sold separately or together. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “RSG.”

Investing in securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page 1 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of any security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described under the heading “Documents Incorporated by Reference into this Prospectus” on page 3 of this prospectus and under the heading “Where You Can Find More Information” on page 21 of this prospectus. We have not authorized anyone to provide you with different or additional information from that contained in this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities. We take no responsibility for, and can provide no assurance as to the reliability of, any information that other may give. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any prospectus supplement or in our affairs since the date of this prospectus or any prospectus supplement.

As used in this prospectus the terms the “Company,” “Republic,” “we,” “us,” and “our” may, depending upon the context, refer to Republic Services, Inc., our consolidated subsidiaries, or to all of them taken as a whole.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to such reports, incorporated by reference in the registration statement of which this prospectus is a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may occur. The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities could decline and you could lose all or part of your investment. For more information, see “Documents Incorporated by Reference into this Prospectus” on page 3 of this prospectus and “Where You Can Find More Information” on page 21 of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include statements about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:

•

general economic and market conditions, including inflation and changes in fuel, interest rates, labor, risk, health insurance and other variable costs that generally are not within our control, and our exposure to credit and counterparty risk;

•	fluctuations in prices for recycled commodities that we sell to customers;

•

whether our estimates and assumptions concerning our selected balance sheet accounts, income tax accounts, final capping, closure, post-closure and remediation costs, available airspace, projected costs and expenses related to our landfills and property and equipment, fair values of acquired assets and liabilities assumed in our acquisitions, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	competition and demand for services in the solid waste and recycling industry;

•	price increases to our customers, which may not be adequate to offset the impact of increased costs, including labor, third-party disposal and fuel, and may cause us to lose volume;

•	our ability to manage growth and execute our growth strategy;

•

our compliance with, and future changes in, environmental and flow control regulations and our ability to obtain approvals from regulatory agencies in connection with operating and expanding our landfills;

•

the impact on us of our substantial indebtedness, including on our ability to obtain financing on acceptable terms to finance our operations and growth strategy and to operate within the limitations imposed by financing arrangements;

•	our ability to retain our investment grade ratings for our debt;

•	our dependence on key personnel;

•	our dependence on large, long-term collection, transfer and disposal contracts;

•	the capital intensive nature of our business, which may consume cash in excess of cash flow from operations;

•	exposure to environmental liabilities or remediation requirements, to the extent not adequately covered by insurance, which could result in substantial expenses;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending and future legal proceedings, including litigation, audits or investigations brought by or before any governmental body;

•

severe weather conditions, including those brought about by climate change, which could impair our financial results by causing increased costs, loss of revenue, reduced operational efficiency or disruptions to our operations;

•

compliance with existing and future legal and regulatory requirements, including changes related to per- and polyfluoroalkyl substances (commonly referred to as PFAS) and other chemicals of emerging concern, and limitations or bans on disposal of certain types of wastes or on the transportation of waste, which could limit our ability to conduct or grow our business, increase our costs to operate or require additional capital expenditures;

•	safety and operational risks, including the risk of personal injury to our employees or third parties;

•

potential increases in our costs if we are required to provide additional funding to any multiemployer pension plan to which we contribute or if a withdrawal event (including our voluntary withdrawal, which we consider from time to time, or the mass withdrawal of all contributing employers from any underfunded multiemployer pension plan) occurs with respect to any such plan;

•	the negative impact on our operations of union organizing campaigns, work stoppages or labor shortages;

•	the negative effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills;

•	changes by the Financial Accounting Standards Board or other accounting regulatory bodies to generally accepted accounting principles or policies;

•	the impact of U.S. and international tax laws and regulations on our business;

•

risks related to interruptions and breaches of our information technology systems that could adversely affect, or temporarily disable, all or a portion of our operations or have a negative effect on our infrastructure;

•	a cyber-security incident that could negatively impact our business and our relationships with customers and employees; and

•

acts of war, riots or terrorism, including the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the United States.

The risks included here are not exhaustive. Refer to “Risk Factors” for further discussion regarding our exposure to risks. You should be aware that any forward-looking statement made by us in this prospectus, any prospectus supplement or the documents incorporated herein or therein by reference or elsewhere, speaks only as of the date on which we make it. Additionally, new risks emerge from time to time and it is not possible for us to predict all such risks, or to assess the impact such risks might have on our business or the extent to which any risk or combination of risks may cause actual results to differ materially from those contained in any forward-looking statement made in this prospectus, any prospectus supplement or the documents incorporated herein or therein by reference or elsewhere. You should not place undue reliance on any forward-looking statement. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date of this prospectus, any prospectus supplement or the documents incorporated by reference, as the case may be, or to reflect the occurrence of unanticipated events.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and special reports and other information with the SEC. See “Where You Can Find More Information.” The following documents are incorporated into this prospectus by reference:

•	Republic’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	Republic’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, respectively;

•

Republic’s Current Reports on Form 8-K filed on May 1, 2019, May 17, 2019, July 25, 2019, August 1, 2019 and October 22, 2019 (other than the portions thereof furnished under Item 2.02 or 7.01 of Form 8-K);

•

Republic’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2019 (solely with respect to information contained in such proxy statement that is incorporated by reference into Part III of Republic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

•

The description of Republic’s common stock, $0.01 par value, contained in Republic’s Registration Statement on Form 8-A originally filed with the SEC on June 30, 1998, including all amendments or reports filed for the purpose of updating the description included therein; and

•

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the filing of the registration statement of which this prospectus is a part until the offering is terminated (other than Current Reports on Form 8-K or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K and portions of other documents, which under applicable securities laws are deemed furnished and not filed with the SEC).

Our SEC filings are available to the public over the internet on the SEC’s website at http://www.sec.gov. We make available free of charge most of our SEC filings through our website (https://www.republicservices.com) as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus. You also may obtain a copy of these filings, excluding exhibits (unless such exhibits are specifically incorporated by reference in such filings), free of charge, by oral or written request directed to: Republic Services, Inc., 18500 North Allied Way, Phoenix, AZ 85054, Attention: Investor Relations, Phone: (480) 627-2700.

Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement, in any subsequent applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

THE COMPANY

We are the second largest provider of non-hazardous solid waste collection, transfer, disposal, recycling, and environmental services in the United States, as measured by revenue. As of September 30, 2019, we operated facilities in 41 states and Puerto Rico through 342 collection operations, 211 transfer stations, 190 active landfills, 88 recycling processing centers, 8 treatment, recovery and disposal facilities, 15 salt water disposal wells and 2 deep injection wells. We are engaged in 75 landfill gas to energy and renewable energy projects and had post-closure responsibility for 129 closed landfills.

We were incorporated as a Delaware corporation in 1996. Our principal and administrative offices are located at 18500 North Allied Way, Phoenix, Arizona 85054. Our telephone number at that location is (480) 627-2700. Our website is located at http://www.republicservices.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, capital stock, warrants, stock purchase contracts, stock purchase units and subscription rights that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities we may offer in the future, to which a future prospectus supplement may relate. When we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

The debt securities are to be issued by way of supplements to the indenture, dated as of November 25, 2009, between us and U.S. Bank National Association, as trustee, which is included as an exhibit to the registration statement to which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indenture. Whenever particular provisions or defined terms in the indenture are referred to in this prospectus, these provisions or defined terms are incorporated by reference in this prospectus. References, in this section only, to “we,” “our” and “us” refer to Republic Services, Inc., exclusive of our subsidiaries. Our discussion of indenture provisions is not complete. We urge you to read the indenture and any applicable supplemental indenture for a more complete understanding of the provisions we describe.

Debt securities offered by this prospectus will be our unsecured unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The debt securities will be senior to any of our subordinated indebtedness from time to time outstanding and will rank junior to our secured indebtedness from time to time outstanding to the extent of the value of the assets securing such indebtedness. The debt securities will also be effectively junior in right of payment to all existing and future liabilities, including trade payables, of our subsidiaries.

General

There is no requirement under the indenture that future issues of our debt securities be issued under that indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities.

The indenture provides that the debt securities will be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. Without the consent of the holders of the debt securities, we may reopen a previous issue of debt securities under the indenture, unless the reopening is restricted when the series of debt securities is created. The prospectus supplement applicable to each series of debt securities will specify:

•	the indenture under which the debt securities are issued;

•	the designation and aggregate principal amount of such debt securities;

•	the percentage of their principal amount at which such debt securities will be issued;

•	the date or dates on which such debt securities will mature;

•	the interest rate or rates, or method of calculation of such rate or rates, on such debt securities, and the date from which such interest shall accrue;

•	the dates on which such interest will be payable or method by which such dates are to be determined;

•	the record dates for payments of interest;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, such debt securities may be repaid, in whole or in part, at our option;

•

the place or places, if any, in addition to or in the place of our office or the office of the trustee, where the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable and where notices to us shall be sent;

•	any redemption provisions; and

•	other specific terms applicable to such debt securities.

In addition to describing the specific terms of the applicable series of debt securities, the applicable prospectus supplement will contain a summary of material United States federal income tax consequences applicable to such series of debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in United States dollars in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Certain Covenants

Unless otherwise indicated in the applicable prospectus supplement, the following restrictions will apply to each series of debt securities:

Restrictions on Liens. We will not, and will not permit any Restricted Subsidiary to, Incur any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property of ours or a Restricted Subsidiary, whether such shares of stock, Indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the indenture or thereafter acquired, without in any such case effectively providing that all the debt securities issued under the indenture will be directly secured equally and ratably with such Lien. These restrictions do not apply to:

(1) the Incurrence of any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the indenture (including acquisitions by way of merger or consolidation) by us or a Restricted Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any Lien upon any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the indenture existing at the time of such acquisition, or the acquisition of any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property subject to any Lien without the assumption thereof, provided that every such Lien referred to in this clause (1) shall attach only to the shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon;

(2) any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property existing on the date the debt securities are initially issued;

(3) any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property in favor of Republic Services, Inc. or any Restricted Subsidiary;

(4) any Lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;

(5) any Lien on shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property Incurred in connection with the issuance of tax-exempt government obligations; or

(6) any renewal of or substitution for any Lien permitted by any of the preceding clauses (1) through (5), provided, in the case of a Lien permitted under clause (1), (2) or (4), the debt secured is not increased nor the Lien extended to any additional assets.

Notwithstanding the foregoing, we or any Restricted Subsidiary may create or assume Liens in addition to those permitted by clauses (1) through (6), and renew, extend or replace such Liens, provided that at the time of such creation, assumption, renewal, extension or replacement of such Lien, and after giving effect thereto, together with any sale and leaseback transactions entered into pursuant to the provisions of the indenture described below in the last paragraph under “— Certain Covenants — Limitation on Sale and Leaseback Transactions,” Exempted Debt does not exceed 20% of Consolidated Net Tangible Assets.

For the purposes of this “Restrictions on Liens” covenant and the “Limitation on Sale and Leaseback Transactions” covenant, the giving of a guarantee that is secured by a Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property, and the creation of a Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property to secure Indebtedness that existed prior to the creation of such Lien, shall be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Lien.

Given the size of our operations, at any given time we expect to have very few or no Principal Properties and, accordingly, very few or no Restricted Subsidiaries.

Limitation on Sale and Leaseback Transactions. The indenture provides that we will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to us or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of two years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, we or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period:

(1) if we or such Restricted Subsidiary would be entitled, pursuant to the provisions of the indenture described above under “— Certain Covenants — Restrictions on Liens,” to create a mortgage on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the outstanding debt securities issued under the indenture; or

(2) if we promptly inform the trustee of such transaction, the net proceeds of such transaction are at least equal to the fair market value (as determined by board resolution) of such property, and we cause an amount equal to the net proceeds of the sale to be applied to the retirement, within 180 days after receipt of such proceeds, of Funded Debt Incurred or assumed by us or a Restricted Subsidiary (including debt securities issued under the indenture); provided further that, in lieu of applying all or any part of such net proceeds to such retirement, we may, within 75 days after such sale or transfer, deliver or cause to be delivered to the trustee for cancellation either debentures or notes evidencing Funded Debt of ours (which may include debt securities issued under the indenture) or of a Restricted Subsidiary previously authenticated and delivered by the trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures. If we so deliver debentures or notes to the trustee and an officer’s certificate to the trustee for the debt securities, the amount of cash that we will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or if there are no such redemption prices, the principal amount of such debentures or notes, provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued; or

(3) if we, within 180 days after the sale or transfer, apply or cause a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair market value of the Principal Property (or portion thereof) so sold and leased back at the time of entering into such sale and leaseback transaction (in either case as determined by board resolution) to purchase other Principal Property having a fair market value at least equal to the fair market value of the Principal Property (or portion thereof) sold or transferred in such sale and leaseback transaction.

Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into sale and leaseback transactions in addition to those permitted in the foregoing paragraph and without any obligation to retire any outstanding notes or other Funded Debt, provided that at the time of entering into such sale and leaseback transactions and after giving effect thereto, together with any Liens created, assumed or otherwise incurred pursuant to the provisions of the indenture described above in the second paragraph under “— Certain Covenants — Restrictions on Liens,” Exempted Debt does not exceed 20% of Consolidated Net Tangible Assets.

Definitions. Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. These definitions may be changed as described in the relevant prospectus supplement.

“Attributable Debt” means, when used in connection with a sale and leaseback transaction, at any date of determination, the product of (1) the net proceeds from such sale and leaseback transaction multiplied by (2) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and leaseback transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) the equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Consolidated Net Tangible Assets” means, as of any date, the total amount of assets of Republic Services, Inc. and its Subsidiaries on a consolidated basis (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed or which are supported by other borrowings with a maturity of more than 12 months from the date of calculation), (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (3) appropriate adjustments on account of minority interests of other Persons holding stock of Republic Services, Inc.’s Subsidiaries, all as set forth on the most recent balance sheet of Republic Services, Inc. and its consolidated Subsidiaries (but, in any event, as of a date within 120 days of the date of determination), in each case excluding intercompany items and computed in accordance with generally accepted accounting principles.

“Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined with respect to any series of debt securities: (1) Indebtedness of Republic Services, Inc. and the Restricted Subsidiaries Incurred after the date of the supplemental indenture under which a series of debt securities is created and secured by Liens created, assumed or otherwise Incurred or permitted to exist pursuant to the provisions of the indenture described above under “— Certain Covenants — Restrictions on Liens” and (2) Attributable Debt of Republic Services, Inc. and the Restricted Subsidiaries in respect of all sale and leaseback transactions with regard to any Principal Property entered into pursuant to the provisions of the indenture described above under “— Certain Covenants — Limitation on Sale and Leaseback Transactions.”

“Funded Debt” means all Indebtedness for borrowed money, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

“Incur” means to issue, assume, guarantee, incur or otherwise become liable for. The terms “Incurred,” “Incurrence” and “Incurring” shall each have a correlative meaning.

“Indebtedness” means with respect to any Person at any date of determination (without duplication), indebtedness for borrowed money or indebtedness evidenced by bonds, notes, debentures or other similar instruments given to finance the acquisition of any businesses, properties or assets of any kind (including, without limitation, capital stock or other equity interests in any Person).

“Lien” with respect to any property or assets, means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing), but not including the interest of a lessor under a lease that is an operating lease under generally accepted accounting principles.

“Principal Property” means any land, land improvements or building, together with the land upon which it is erected and fixtures comprising a part thereof, in each case, owned or leased by us or any Restricted Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 2% of Consolidated Net Tangible Assets but not including such land, land improvements, buildings or portions thereof which is financed through the issuance of tax-exempt governmental obligations, or any such property that has been determined by a board resolution not to be of material importance to the respective businesses conducted by us or such Restricted Subsidiary effective as of the date such resolution is adopted by our board of directors.

“Restricted Subsidiary” means any Subsidiary of the Company which, at the time of determination, owns or is a lessee pursuant to a capital lease of any Principal Property.

“Subsidiary” of a Person means, with respect to any Person, any corporation, association, partnership or other business entity of which at least a majority of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

Consolidation, Merger or Sale of Substantially All Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with, or sell all or substantially all of our assets to, another corporation as long as the surviving corporation is organized under the laws of the United States or any state thereof or the District of Columbia and the consolidation, merger or sale does not create a default under the indenture. The resulting or acquiring corporation must assume all of our obligations under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants. Under these circumstances, if our properties or assets become subject to a Lien not permitted by the indenture, we will equally and ratably secure the debt securities issued under the indenture.

Filing of Financial Statements

The indenture requires us to file quarterly and annual financial statements with the SEC.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, an event of default under each indenture with respect to any series of debt securities includes the following:

•	failure to pay interest on the debt securities of that series for 30 days;

•	failure to pay principal on the debt securities of that series when due;

•

failure to perform any of the other covenants or agreements in the indenture relating to the debt securities of that series that continues for 60 days after notice to us by the trustee or holders of at least 25% in principal amount of the debt securities of that series then outstanding (for purposes of the financial statement reporting covenant, the 60-day grace period will be extended to 365 days);

•

failure to pay when due any Indebtedness of ours or any Restricted Subsidiary having an aggregate principal amount outstanding of at least $25.0 million that continues for 25 days after notice to us by the trustee or holders of at least 25% in principal amount of debt securities of that series then outstanding; or

•	certain events of bankruptcy, insolvency or reorganization relating to us or any Restricted Subsidiary.

Each indenture provides that the trustee will, with certain exceptions, notify the holders of debt securities of any series of any event that is, or after notice or passage of time or both would be, an event of default with respect to that series within 90 days after receiving notice of the occurrence of such event.

If an event of default (other than with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in principal amount of the debt securities then outstanding of that series may declare the principal amount, premium, if any, and accrued interest thereon to be due and payable. In that case, subject to certain conditions, the holders of a majority in principal amount of the debt securities of that series then outstanding can rescind and annul such declaration and its consequences. If an event of default with respect to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, then all of the debt securities will ipso facto become and be due and payable immediately in an amount equal to the principal amount of the debt securities, together with accrued and unpaid interest, if any, to the date the debt securities become due and payable, without any declaration or other act on the part of the trustee or any holder.

In the event of a declaration of acceleration because an event of default related to the failure to pay when due any Indebtedness having an aggregate principal amount outstanding of at least $25.0 million has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the default triggering such event of default shall be remedied or cured by us or the relevant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

We are required to file an annual officers’ certificate with each trustee concerning our compliance with the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is not obligated to exercise any of its rights or powers at the request or direction of any of the holders unless they have offered the trustee security or indemnity satisfactory to the trustee. If the holders provide security or indemnity satisfactory to the trustee, the holders of a majority in principal amount of the outstanding debt securities of the applicable series during an event of default may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any of the trustee’s trusts or powers with respect to the debt securities.

Prior to the acceleration of the maturity of the debt securities of any series, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may on behalf of the holders of all outstanding debt securities of that series waive any past default or event of default and its consequences, except a default or event of default (a) in the payment of the principal of, premium, if any, or interest on any debt security of that series (which may only be waived with the consent of each holder of debt securities affected) or (b) in respect of a covenant or a provision of the indenture which cannot be modified or amended without the consent of the holder of each debt security outstanding affected by such modification or amendment.

Modification and Amendment of the Indenture

We may enter into supplemental indentures to the indenture with the trustee without the consent of the holders of the debt securities to, among other things:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the benefit of the holders of one or more series of the debt securities;

•	create a new series of debt securities under the indenture;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	add guarantees or security; and

•	make any change that does not adversely affect the rights of holders of the debt securities.

With the consent of the holders of a majority in principal amount of the debt securities of any series then outstanding and affected, we may execute supplemental indentures with the trustee to add provisions, to change or eliminate any provision of the indenture or any supplemental indenture, or to modify the rights of the holders of the debt securities so affected.

Without the consent of the holders of each outstanding debt security of all series affected, no supplemental indenture will, among other things:

•	reduce the percentage in principal amount of the debt securities of that series, the consent of the holders of which is required for any such supplemental indenture;

•

reduce the principal amount of the debt securities of that series or their interest rate or change the stated maturity of or extend the time for payment of interest on the debt securities of that series;

•	reduce the premium payable upon redemption of the debt securities of that series or change the time when the debt securities of that series may or shall be redeemed;

•	impair the right to institute suit for the enforcement of the debt securities of that series;

•	reduce the percentage in principal amount of the debt securities of that series required for waiver of compliance with certain provisions of the indenture or of certain defaults; or

•

modify any other provisions with respect to modification and waiver, except to increase the percentage required for any modification or waiver or to provide that other provisions of the indenture may not be modified or waived without the consent of the holders of each outstanding debt security.

Defeasance and Covenant Defeasance

The debt securities will be subject to defeasance and covenant defeasance as provided in the indenture or any applicable supplemental indenture.

Except as otherwise described in a prospectus supplement, at our option, we: (1) will be discharged from all obligations under the indenture in respect of the debt securities of a particular series (except for certain obligations to exchange or register the transfer of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold monies for payment in trust); or (2) need not comply with certain restrictive covenants of the indenture (including the restrictions on Liens, the limitations on sale and lease back transactions and the requirement to provide periodic financial reporting) with respect to the debt securities of that series, in each case if we deposit with the trustee, in trust, money or U.S. government obligations (or a combination thereof) sufficient, in the opinion of a certified public accountant, to pay the principal of and any premium or interest on the debt securities of that series when due. To effect option (1) above, we must provide the trustee with an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel shall confirm that, holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. To effect option (2) above, we must provide the trustee with an opinion of counsel to the effect that the holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we effect a covenant defeasance under (2) above with respect to the debt securities of a particular series and the debt securities of that series are declared due and payable because of the occurrence of any event of default other than a default of a covenant that was defeased, the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. We would remain liable, however, for such amounts.

Satisfaction and Discharge

An indenture will be discharged as to all outstanding debt securities of a particular series when:

•

either (1) all of the debt securities of such series authenticated and delivered (other than (i) lost, stolen or destroyed debt securities of such series that have been replaced or paid in accordance with the indenture or (ii) all debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or (2) all debt securities of such series not delivered to the trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year; and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust an amount in U.S. dollars sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the trustee for cancellation;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of independent counsel each stating that (i) all conditions precedent relating to the satisfaction and discharge have been complied with, (ii) no default with respect to the debt securities of such series has occurred and is continuing and (iii) such deposit does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party.

Governing Law

The indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities initially will be represented by one or more global securities deposited with The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee. Except under the circumstances described below, we will not issue debt securities in definitive form.

Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the underwriters or other purchasers with the respective principal amounts of the debt securities represented by the global security. Ownership of beneficial interests in a global security is limited to persons that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership may be effected only through, records maintained by DTC or its nominee (for interests of persons who are participants) and records maintained by participants (for interests of persons who are not participants).

DTC or its nominee will be considered the sole owner or holder of the debt securities represented by a global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners of record or holders of debt securities under the indenture.

We will make principal and interest payments on each series of debt securities registered in the name of DTC or its nominee to DTC or its nominee as the registered holder of the relevant global security. None of us, the trustee, any paying agent nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payment made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If DTC at any time is unwilling or unable to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the entire global security. In addition, we may at any time and in our sole discretion determine not to have any particular series of debt securities represented by a global security and, in such event, we will issue debt securities in definitive form in exchange for the entire global security with respect to such series. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in the owner’s name. Debt securities so issued in definitive form will be issued as registered debt securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless we specify otherwise.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

DESCRIPTION OF CAPITAL STOCK

General

Under our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), our authorized capital stock consists of 750 million shares of common stock, par value of $.01 per share, and 50 million shares of preferred stock, par value $.01 per share. As of October 23, 2019, there were 319,144,722 shares of our common stock outstanding (excluding 34,111,724 treasury shares) and no shares of preferred stock outstanding.

Common Stock

This section describes the general terms that apply to any common stock we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of our common stock in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to our Certificate and bylaws, in each case as amended, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the laws of Delaware, our state of incorporation.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “RSG.” The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock we may issue in the future.

Common Stock Outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Voting Rights. Each holder of a share of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders. Except for elections of directors, all matters properly presented to the stockholders are decided by a majority vote of the voting power of shares present in person or by proxy at a stockholders’ meeting and entitled to vote thereon. Uncontested elections of directors are decided by a majority of the votes cast with respect to that director’s election, and contested elections of directors are decided by a plurality of the votes cast present in person or represented by proxy.

Preemptive Rights. Holders of shares of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Dividend Rights. Subject to the preferential rights of any series of preferred stock outstanding from time to time, the holders of shares of our common stock are entitled to such cash dividends as may be declared from time to time by our board of directors from funds available for such purpose.

Liquidation Rights. Subject to the preferential rights of any series of preferred stock outstanding from time to time, upon our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to receive pro rata all of our assets available for distribution to such holders.

Preferred Stock

This section describes the general terms that apply to any series of preferred stock we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of any series of preferred stock in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to our Certificate and bylaws, in each case as amended, which are included as exhibits to the registration statement of which this prospectus forms a part, the certificate of designations governing the series of preferred stock, and the applicable provisions of the laws of Delaware, our state of incorporation.

Subject to limitations prescribed by Delaware law and our Certificate, our board of directors is authorized to issue, without action by the holders of our common stock, preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees. As of the date of this prospectus, we have not issued any shares of preferred stock.

The prospectus supplement relating to any series of preferred stock we may offer will describe the specific terms of the series of preferred stock it covers. These terms may include the following with respect to any series of preferred stock:

•	the title and stated value of the shares of preferred stock;

•	the number of shares of the series offered and the offering price of such shares;

•	the voting power, if any, of holders of shares and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

•	the rate of dividends, if any, the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

•	whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares shall be redeemable;

•	the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

•	the rights, if any, of such series, in the event of our dissolution, liquidation or winding up of our affairs;

•	if applicable, the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculating them;

•	if applicable, the date from which dividends on shares shall cumulate;

•	the procedures for any auction and remarketing, if any, for shares;

•	any listing of the shares on any securities exchange;

•

the terms and conditions, if applicable, upon which shares will be convertible into shares of common stock or other securities, including the conversion price or manner of calculating the conversion price;

•	whether interests in shares will be represented by global securities;

•	the relative ranking and preferences of shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of shares; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

In addition to describing the specific terms of the applicable series of preferred stock, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to such series of preferred stock.

Any shares of preferred stock sold hereunder, or issued upon conversion, exercise or exchange of other securities sold hereunder, will be duly authorized, validly issued and, to the extent provided in the applicable certificate of designations, fully paid and nonassessable. This means that, to the extent provided in the applicable certificate of designations, you have paid the full purchase price for your shares and will not be assessed any additional amount for your shares.

Our board of directors will designate the transfer agent and registrar for each series of preferred stock and the exchange or market on which such series will be listed or eligible for trading, if any, at the time it authorized such series.

To the extent that applicable law or the applicable certificate of designations provides that holders of shares of a series of preferred stock are entitled to voting rights, each holder shall be entitled to vote ratably (relative to each other such holder) on all matters submitted to a vote of such holders. Each holder may exercise such vote either in person or by proxy.

Antitakeover Effects of Certain Provisions

Our Certificate and bylaws and Delaware statutory law contain certain provisions that could make the acquisition of our company by means of a tender offer, a proxy contest or otherwise more difficult. The description set forth below is intended as a summary only and is qualified in its entirety by reference to our Certificate and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Number of Directors, Removal; Filling Vacancies. Our bylaws provide that the business and affairs of our company will be managed by or under the direction of a board of directors, consisting of not more than 13 members, the exact number thereof to be determined from time to time by resolution of the board of directors. Our bylaws also provide that no director may be removed with or without cause before the expiration of his or her term of office except by vote of the stockholders at a meeting called for such a purpose. In addition, our bylaws provide that any vacancy on our board of directors that results from an increase in the number of directors or any vacancy created by death, removal or resignation may be filled either by the board of directors or by the stockholders.

Special Meeting. Our bylaws provide that special meetings of stockholders may be called by our board of directors or our president, unless otherwise prescribed by statute. The business permitted to be conducted at any special meeting of stockholders is limited to the purposes specified in the notice of meeting given by our company.

Advance Notice Provisions for Stockholder Nominations, Proxy Access and Stockholder Proposals. Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election of directors, or to bring other business before an annual meeting of stockholders.

The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors, or by a stockholder who has given timely written notice to our Secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. The stockholder notice procedure provides that at an annual meeting only such business may be conducted as (1) is pursuant to the notice of meeting, (2) has been brought before the meeting by, or at the direction of, our board of directors or (3) has been brought before the meeting by a stockholder of record entitled to vote that has given timely written notice to our Secretary of such stockholder’s intention to bring proper business before the meeting. Under the stockholder notice procedure, for stockholder notice in respect of the annual meeting of our stockholders to be timely, such notice must be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.

Under the stockholder notice procedure, a stockholder’s notice to our company proposing to nominate a person for election as a director must contain certain information, including (1) the identity and address of the nominating stockholder, the class and number of shares of stock that are beneficially owned by such stockholder, and as to each person whom the stockholder proposes to nominate for election or reelection as a director, (2) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (3) a description of certain monetary agreements and material relationships between the nominating stockholder and the nominee, (4) a written questionnaire completed by the nominee with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made and (5) a written representation and agreement from the nominee that the nominee does not have certain conflicts of interest. Under the stockholder notice procedure, a stockholder’s notice relating to the conduct of business other than the nomination of directors must contain certain information about the proposed business and about the proposing stockholder, including a brief description of the business the stockholder proposes to bring before the meeting, the text of the proposed business, the reasons for conducting such business at such meeting, and any interest of such stockholder in the business so proposed. If the chairman of the meeting determines that a nomination or any business proposed to be brought before the meeting was not made or proposed, as the case may be, in accordance with the stockholder notice procedure, or the stockholder (or a qualified representative thereof) does not appear at the annual meeting in person or by proxy to present the nomination or proposal, then such defective proposal or nomination will be disregarded.

Our bylaws also include proxy access to allow eligible stockholders to include their own nominee or nominees for director in our proxy materials for an annual meeting of stockholders, along with the candidates nominated by the board of directors. Any stockholder or a group of up to 20 stockholders who have maintained continuous qualifying ownership of at least 3% of the shares of our outstanding common stock for at least the previous three years would be permitted to include up to 25% of the number of director nominees in our proxy materials for our annual meeting of stockholders. Under the proxy access procedure, for the stockholders’ notice in respect of the annual meeting of our stockholders to be timely, such notice must be delivered to our principal executive offices not earlier than 150 days and no later than 120 days before the anniversary of the date that we issued our proxy statement for the previous year’s annual meeting of stockholders.

Under the proxy access procedure, a stockholder’s notice to our company proposing to nominate a person for election as a director must contain the information required pursuant to the stockholder notice procedure outlined above, as well as a copy of the Schedule 14N that was filed with the SEC pursuant to Rule 14a-18 of the Exchange Act and all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The nominating stockholders also would be required to make certain representations to and agreements with us, including (1) lack of intent to change or influence control of Republic, (2) intent to maintain qualifying ownership through the annual meeting date, (3) complying with solicitation rules and assuming liabilities related to and indemnifying us against losses arising out of the nomination and (4) the accuracy and completeness of all facts, statements and other information provided to us. We would not be required to include a stockholder nominee in our proxy materials if, among other disqualifying activities and attributes, (a) the nominee is or becomes a party to any agreement or understanding with any person or entity other than Republic with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service as a director, (b) the nominee is not independent, as determined by our board of directors, (c) the nominee’s election to the board of directors would cause us to violate our bylaws, Certificate or corporate governance guidelines, the rules and listing standards of the New York Stock Exchange, or any applicable state or federal law, rule or regulation, or (d) the nominee is or has been, within the past three years, an officer or director of a competitor. If the board of directors or the chairman of the meeting determines that a nomination was not made in accordance with the proxy access procedure or the stockholder (or a qualified representative thereof) does not appear at the annual meeting in person or by proxy to present the nomination, then such defective nomination will be disregarded.

Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or proper stockholder proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed.

Record Date Procedure for Stockholder Action by Written Consent. Our bylaws establish a procedure for the fixing of a record date in respect of corporate action proposed to be taken by our stockholders by written consent in lieu of a meeting. Our bylaws provide that any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting must, by written notice addressed to our Secretary, request the board of directors to fix a record date. Our bylaws state that our board of directors must adopt a resolution fixing such requested record date within 10 days after the date upon which the request is received. If our board of directors fails within 10 days after we receive such notice to fix a record date, the bylaws provide that the record date will be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to us unless prior action by our board of directors is required under the Delaware General Corporation Law (the “DGCL”), in which event the record date will be at the close of business on the date on which our board of directors adopts the resolution taking such prior action. Our bylaws also provide that nationally recognized independent inspectors of elections will promptly conduct a ministerial review of the validity of any written consents of stockholders duly delivered to us, and no action by written consent without a meeting will be effective until such date as the independent inspectors certify to us that the duly delivered consents represent at least the minimum number of votes that would be necessary to take the corporate action.

Stockholder Meetings. Our bylaws provide that our board of directors and the chairman of a meeting may adopt rules and regulations for the conduct of stockholder meetings as they deem appropriate (including the establishment of an agenda, rules relating to presence at the meeting of persons other than stockholders, restrictions on entry at the meeting after commencement thereof and the imposition of time limitations for questions by participants at the meeting).

Preferred Stock. Our Certificate authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of the preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including in some cases where the present or potential issuance of shares could result in a 20 percent increase in the number of share of common stock outstanding or in the amount of voting securities outstanding. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, our board of directors may determine not to seek stockholder approval.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to the best interests of our company and stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Amendment of Certain Provisions of the Certificate of Incorporation and Bylaws. Under the DGCL, the stockholders of a corporation have the right to adopt, amend or repeal the bylaws and, with the approval of the board of directors, the certificate of incorporation of a corporation. In addition, if the certificate of incorporation so provides, the bylaws may be adopted, amended or repealed by the board of directors. Our Certificate provides that the bylaws may be amended or repealed by our board of directors.

Antitakeover Legislation. Section 203 of the DGCL provides that, subject to certain exceptions, a corporation shall not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless: (1) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or (3) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. Section 203 of the DGCL generally defines a “business combination” to include (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) mergers and sales or other dispositions of 10% or more of the assets of the corporation with or to an interested stockholder, (iii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (iv) certain transactions that would result in increasing the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (v) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the certificate of incorporation or stockholder-adopted bylaws may exclude a corporation from the restrictions imposed thereunder. Neither our Certificate nor our bylaws exclude our company from the restrictions imposed under Section 203 of the DGCL. We anticipate that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

DESCRIPTION OF WARRANTS

This section describes the general terms that apply to any warrants we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of warrants in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the applicable warrant agreement that we will enter into at the time of issue.

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

In addition to describing the specific terms of the warrants, the applicable prospectus supplement will contain a summary of material United States federal income tax consequences applicable to the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

This section describes the general terms that apply to any stock purchase contracts or stock purchase units we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of stock purchase contracts or stock purchase units in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the stock purchase contract agreement or stock purchase unit agreement, as applicable, that we will enter into at the time of issue and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number or amount of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, common securities, preferred securities, warrants or debt obligations of third parties, including United States Treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any stock purchase contracts or stock purchase units we may offer will describe the specific terms of the stock purchase contracts or stock purchase units it covers, including, if applicable, collateral or depositary arrangements. In addition to describing the specific terms of the stock purchase contracts or stock purchase units, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the stock purchase contracts or stock purchase units, as applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms that apply to any subscription rights we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of subscription rights in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the subscription rights agreement that we will enter into at the time of issue.

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase up to all of the securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will describe the specific terms of the subscription rights it covers. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	he extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

In addition to describing the specific terms of the subscription rights, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the subscription rights.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered by this prospectus from time to time in one or more of the following ways:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors;

•	by pledge to secure debts and other obligations;

•	through the writing of options or other hedging or derivative transactions;

•	through a combination of any of these methods of sale; or

•	through any other method permitted pursuant to applicable law.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange, and we cannot assure you that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Covington & Burling LLP, Washington, D.C. Any underwriters will be advised about legal matters by their own counsel, who will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of Republic Services, Inc. appearing in Republic Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Republic Services, Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we urge you to review the copy of the contract or document that has been filed.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room and the procedure for obtaining copies.

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents we file with the SEC, including the registration statement and the documents incorporated by reference into this prospectus, are available on that website at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “RSG,” and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005. Certain information is also available on our website at http://www.republicservices.com.

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    % Notes due

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